                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                                [KV PHARMACEUTICAL logo]




FOR IMMEDIATE RELEASE


                         KV COMMENTS ON RECENT LAWSUIT

         DUE TO TIMING, INDEPENDENT COMMITTEE'S REVIEW LIKELY TO DELAY
               SECOND QUARTER 10-Q FILING, HOWEVER, THE COMPANY
          EXPECTS TO REPORT PRELIMINARY FINANCIAL INFORMATION FOR THE
                  SECOND QUARTER AND YEAR-TO-DATE PERIODS OF
                   FISCAL 2007 ON OR BEFORE NOVEMBER 9, 2006


St. Louis, MO, October 31, 2006 - KV Pharmaceutical Company (NYSE: KVa/KVb) reported today that it recently had been served with a derivative lawsuit filed in St. Louis City Circuit Court alleging that certain stock option grants to six current or former directors and officers between 1995 and 2002 were backdated improperly. In accordance with the Company's established corporate governance procedures, the Board of Directors has referred this matter to those independent members of its Audit Committee who are not named in the lawsuit. Those Audit Committee members have commenced an independent investigation and will determine what action, if any, the Company will take. Due to the timing of the independent investigation, the filing of the Company's Form 10-Q for the period ended September 30, 2006 is likely to be delayed, however, the Company expects to report preliminary financial information for the second quarter and year-to-date periods of fiscal 2007 on or before November 9, 2006, the date that the Form 10-Q is required to be filed.


ABOUT KV PHARMACEUTICAL COMPANY
-------------------------------

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR
-----------

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipate", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, regulatory approvals, market position, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors which, among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) the timing and conclusions of the review undertaken by the independent members of the Audit Committee concerning matters related to the above-described derivative lawsuit, including certain stock option grants; (2) changes in the current and future business environment, including interest rates and capital and consumer spending; (3) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (4) acceptance and demand for new pharmaceutical products; (5) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (6) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated;
(7) reliance on key strategic alliances; (8) the availability of raw materials; (9) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (10) fluctuations in operating results; (11) the difficulty of predicting international regulatory approval, including timing; (12) the difficulty of predicting the pattern of inventory movements by the Company's customers; (13) the impact of competitive response to the Company's sales, marketing and strategic efforts; (14) risks that the Company may not ultimately prevail in litigation; and (15) the risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this report.